Exhibit 10.01


                                 NCT Group, Inc.
                          2001 Stock and Incentive Plan
                  (as amended and restated as of June 28, 2005)


1.   Purpose.

The purpose of the NCT Group, Inc. 2001 Stock and Incentive Plan (the "Plan") is to furnish a material incentive to employees, directors and consultants of the Company and its Subsidiaries by making available to them the benefits of Common Stock ownership in the Company through stock options, awards and otherwise. It is believed that these increased incentives stimulate the efforts of employees, directors and consultants towards the continued success of the Company and its Subsidiaries, as well as assist in the recruitment of new employees.

2.   Administration.

The Plan shall be administered and interpreted by the Compensation Committee, consisting of not less than two persons appointed by the Board of Directors of the Company from among its members. A person may serve on the Compensation Committee only if he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time establish such rules and regulations to administer the Plan, and delegate any or all of its authority to administer the Plan to any other persons or committees as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of stock options or awards intended to be qualified under Section 162(m) of the Internal Revenue Code. The decisions of the Compensation Committee or its authorized designee (the "Committee") shall be final, conclusive, and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and stock options and awards under the Plan (other than stock options and awards granted to non-employee directors or outside consultants, which shall be determined by the Board of Directors), including the right to construe disputed or doubtful Plan, stock option or award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. No member of the Compensation Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Compensation Committee shall constitute service as a director of the Company so that all members of the Compensation Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its certificate of incorporation.

3.   Total Number of Shares.

Subject to the provisions of Section 8(b), the maximum amount of stock which may be issued under the Plan is 618,000,000 shares of the Common Stock of the Company. No participant under this Plan shall be granted (i) options or awards which could result in such participant receiving in any calendar year more than 20% of the maximum number of shares which may be issued under the Plan as set forth in the previous sentence, (ii) any option or award if such participant owns more than ten percent of the stock of the Company within the meaning of
Section 422 of the Internal Revenue Code; or (ii) any Incentive Stock Option which would result in such participant receiving a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year.

Any shares which are not purchased or awarded under an option or other award which has terminated, been surrendered back to the Company or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an award or right granted under the Plan, may be used for further grant of options or awards.

4.   Participation in Plan.

(a) Employees. All employees of the Company or its Subsidiaries shall be eligible to participate in this Plan. From time to time, the Committee shall determine which employees shall be granted options, stock awards or other awards under the Plan, the number of shares of Common Stock to be made subject thereto granted to each such employee and the terms and conditions of such options, consistent with the Plan. Upon the selection of an employee to be granted an option pursuant to the terms of this Plan, the Committee shall instruct the Secretary to issue such option and may impose such conditions on the grant of such option as it deems appropriate. No Incentive Stock Option shall be granted to any person who is not an employee. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary. No employee shall have the right to be selected to receive an option or other award under this Plan or having been so selected, to be selected to receive a future award grant or option. Neither the award nor any benefits arising out of this Plan shall constitute part of a participant's employment contract with the Company or any Subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Subsidiary for severance payments. The awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan, benefit or arrangement. For any and all purposes under this Plan, the term "employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible person is subsequently determined to be an "employee" by any governmental or judicial authority.

(b) Non-Employees. Non-employee directors and consultants (who are natural persons) of the Company shall be eligible to participate in this Plan. From time to time, the Board of Directors shall determine which non-employee directors and consultants shall be granted options, stock awards or other awards under the Plan, the number of shares of Common Stock to be made subject thereto, and the terms and conditions of such options, consistent with the Plan. Upon the selection of a non-employee director or consultant to be granted an option or award pursuant to the terms of this Plan, the Board of Directors shall instruct the Secretary to issue such option and may impose such conditions on the grant of such option as it deems appropriate. Non-employee directors and consultants shall not be granted Incentive Stock Options.

5.   Term of Plan.

No option or stock award with respect to shares shall be granted pursuant to this Plan after April 24, 2011, but the exercise of options or other awards, and restrictions on options or awards, may extend beyond such date.

6.   Terms and Conditions of Options.

Except as expressly provided in the Plan, all options under the Plan may be granted in either or both Incentive Stock Options or non-qualified stock options. All options granted hereunder shall be subject to the following terms and conditions:

(a) Option Price. The option price per share shall be set by the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants); provided, however, that in the case of an Incentive Stock Option, the price per share shall be not less than 100% of the fair market value of the Common Stock on the date the option is granted, as determined by the Committee or the Board of Directors (as applicable), in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

(b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

(c) Exercise of Option. The granting of an option imposes no obligation on the optionee to exercise such option. Each option shall become exercisable according to the terms of this Plan; provided, however, that by a resolution adopted after an option is granted, the Committee (or the Board of Directors, in the case of an non-employee director or outside consultant) may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such option or any portion thereof may be exercised. Except as otherwise provided in this Plan or as expressly approved in each instance by the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants), no portion of an option which is unexercisable at termination of employment, directorship or consultancy, as applicable, shall thereafter become exercisable. An option will be deemed exercised by the optionee, or in the event of death, an option will be deemed exercised by the estate of the optionee or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other

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

methods of notice as the Committee shall adopt; and (ii) accompanying payment of the option price in accordance with any restrictions the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

(d) Term of Option. The Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) shall determine the option exercise period of each stock option. The exercise period for Incentive Stock Options shall not exceed ten years from the grant date. A non-qualified stock option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

(e) First Exercisable Date; Partial Exercise. No option or any portion thereof may be exercised except as specified in the option; provided, however, in the event that the Board of Directors of the Company determines that a "Change of Control" of the Company has occurred or will occur, as that term is defined in
Section 8(e), any options or awards that are not exercisable or vested shall become exercisable or vested as of the Change of Control, and further provided that the Committee may in its discretion make any options that are not yet exercisable immediately exercisable (i) where an optionee's employment is to be terminated due to a divestiture or downsizing of a business; (ii) in the case of a retiring optionee who holds options with extended vesting provisions; or (iii) otherwise, where the Committee determines that such action is appropriate to prevent inequities with respect to an optionee. At any time and from time to time prior to the time when the option becomes unexercisable under this Plan, the exercisable portion of an option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) may, by the terms of the option, require any partial exercise to exceed a specified minimum number of shares.

(f) Termination of Option. All options shall terminate upon their expiration, upon their surrender, upon breach by the optionee of any provision of the option or in accordance with any other rules and procedures incorporated into the terms and conditions governing the options as the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) shall deem advisable or appropriate.

(g) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

(h) Other Provisions. The option shall also be subject to such other terms and conditions as the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, the Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Internal Revenue Code and Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options. An Incentive Stock Option which fails to meet any of the requirements set forth in this Plan, the option or Section 422 of the Internal Revenue Code shall be a non-qualified stock option.

7.   Stock Awards.

Stock awards will consist of shares of Common Stock of the Company issued to participants. Each stock award to a participant may provide that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein (except that the award or the Committee may permit the earlier lapse of such restriction in the event of the participant's death, disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its Subsidiaries). Any stock award containing any such restriction shall provide that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate consistent with the provisions of the Plan as herein set forth. Notwithstanding anything in this Plan to the Contrary, the maximum amount of stock awards which may be issued under this
Section 7 shall not exceed 15% of the maximum number of shares which may be issued under the Plan as set forth in the first sentence of Section 3 above.

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

8.   Conditions Applicable to All Options and Awards.

(a) Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any option or portion thereof or upon any stock award prior to fulfillment of all of the following conditions:

     (i) The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

     (ii) The completion of any registration or other qualification of such shares under any state or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or Board of Directors, in the case of options granted to non-employee directors or consultants) shall, in its sole discretion, deem necessary or advisable;

     (iii) The obtaining of any approval other clearance from any state or Federal governmental agency which the Committee (or the Board of Directors, in the case of options granted to an non-employee directors or consultants) shall, in its sole discretion, determine to be necessary or advisable; and

     (iv) If applicable, the payment in cash by the optionee to the Company of all amounts which the Company is required to withhold under Federal, state or local law in connection with the exercise of an option upon request by the Company.

(b) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares for which any options or awards may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares theretofore granted and the price payable. In no event may any change be made in an Incentive Stock Option which would constitute a "modification" under Section 424(h)(3) of the Internal Revenue Code. The Committee may adjust awards to preserve the benefits or potential benefits of the awards otherwise in a manner not inconsistent with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder. Action by the Committee may include, without limitation:
(i) adjustment of the number and of kind of shares which may be delivered under the Plan; (ii) adjustments of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options; and (iv) any other adjustments the Committee determines to be equitable. Any such determination shall be final and binding on all parties.

(c) Transferability. Options and awards shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the optionee's or grantee's lifetime, only by the optionee or grantee; provided, however, that the Committee (or the Board of Directors, in the case of options granted to non-employee directors or consultants) in its discretion may grant (or sanction by way of an amendment to an existing grant) non-qualified stock options which may be transferred by the optionee, solely as gifts during the optionee's lifetime, to any member of the optionee's immediate family or to a trust established for the exclusive benefit of one or more members of the optionee's immediate family, in which case the terms of such option shall so state. As used in this subsection, immediate family shall mean any spouse, child, stepchild or grandchild of an optionee, and shall include any of the foregoing relationships arising from legal adoption.

(d) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

(e) Change of Control. Change of Control shall mean the occurrence of any of the following events: (i) at any time during the two-year period following the Effective Date, or the beginning of a renewal term, as the case may be, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was

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

approved by a majority of the then Continuing Directors); or (ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the 1934 Act), except any majority-owned Subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired, directly or indirectly, more than 50% of either (A) the outstanding shares of the Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (iii) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting Common Stock of the successor corporation or a holding company thereof representing more than 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

(f) Applicable Law. Any option or other award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any Federal or state law or listing requirements of the New York Stock Exchange, the NASDAQ Stock Market, or other principal market on which the Company's Common Stock is listed for trading for such shares or a violation of the applicable laws of any foreign jurisdiction where options or other awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of laws, except to the extent superseded by any controlling Federal statute.

(g) Performance Based Awards. The Committee may designate whether any award under Section 7 being granted to any employee is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Internal Revenue Code. Any such awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Internal Revenue Code Section 162(m). The performance measurers that may be used by the Committee for such awards shall be based on any one or more of the following as selected by the Committee: Total shareholder return, earnings per share growth, increase in revenue, share price appreciation, return on assets, return on equity, inventory utilization, total asset utilization and operating income growth. For such awards intended to be "performance-based compensation," the grant of the awards and the established of the performance measures shall be made during the period required under Internal Revenue Code Section 162(m).

(h) Tax Withholding. The Company shall have the right to deduct applicable taxes from any option or award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the option or award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Common Stock's fair market value when the tax withholding is required to be made.

(i) Rights as Stockholders. The holder of an option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an option unless and until such holder has entered into a stockholder's agreement with the Company, if and as may be required by the Company, and certificates representing such shares have been issued by the Company to such holder.

9.   Definitions.

(a) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of the Company.

(b) Committee. The term "Committee" shall mean the Compensation Committee or such other persons or committee as referred to in Section 2 hereof to which it has delegated any authority, as may be appropriate.

(c) Common Stock. The term "Common Stock" shall mean the $.01 par value Common Stock of the Company, authorized but unissued, or issued and reacquired by the Company and held as treasury stock, or held by any trust or in any reserve established by the Company for the purpose of satisfying the Company's obligations for the issuance of Common Stock under the Plan.

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

(d) Company. The term "Company" shall mean NCT Group, Inc., a Delaware corporation, or any successor corporation.

(e)  Effective Date. The effective date shall be April 25, 2001.

(f) Compensation Committee. The term "Compensation Committee" shall mean the Compensation Committee of the Company as constituted by resolution of the Board of Directors.

(g) Incentive Stock Option. The term "Incentive Stock Option" shall mean an option which qualifies under Section 422 of the Internal Revenue Code and is designated an Incentive Stock Option by the Committee.

(h) Internal Revenue Code. The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(i) Subsidiary. The term "Subsidiary" shall mean a subsidiary corporation of the Company as determined by the Committee, provided, however, that in the case of Incentive Stock Options, such term shall be as defined in Section 424(f) of the Internal Revenue Code.

10.  Use of Proceeds.

The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

11.  Amendment and Revocation.

The Compensation Committee shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time; provided, however, that without the consent of the participants affected, unless required by law, no change may be made in any option or award theretofore granted which will impair the rights of such participants, and provided further, that the Compensation Committee may not, without the approval of the holders of a majority of the outstanding Common Stock present in person or by proxy at any duly called meeting of the stockholders, make any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan, reduces the option price below that now provided for in the Plan, materially modifies the eligible class of employees or effects a change relating to Incentive Stock Options which is inconsistent with Section 422 of the Internal Revenue Code. The Compensation Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an option or award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to modifying or amending the terms and conditions governing any options or awards or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an Appendix hereto.

12.  Compliance with Section 16.

With respect to participants subject to Section 16 of the 1934 Act ("Members"), all grants, awards, exercises of options and any other transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that compliance with any Plan provision applicable solely to Members is not required in order to bring a transaction by Member into compliance with Rule 16b-3 or any successor rule or regulation, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision of the Plan or action by the Committee involving Members is deemed not to comply with an applicable condition of Rule 16b-3 or any successor rule or regulation, it shall be null and void as to Members, to the extent permitted by law and deemed advisable by the Committee.

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

13.  Effect of Plan Upon Other Option and Compensation Plans.

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for directors, employees or consultants of the Company (or any Subsidiary); or (b) to grant or assume options otherwise than under this Plan in connection with any proper purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

14.  Approval of Plan by Stockholders.

This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board of Directors' initial adoption of this Plan and the Plan and the options granted hereunder will be effective upon approval by such stockholders as contemplated by Section 280G(b)(5)(A)(ii) of the Internal Revenue Code and regulations thereunder as if a "change in control" occurred immediately following such approval. No option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, the Plan and all options theretofore granted shall thereupon be cancelled and become null and void.

15.  Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

16.  Severability.

In the event any portion of the Plan or any action taken pursuant hereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

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